UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 below is incorporated by reference into this Item 1.01.

The description of the Lindborg Amendment (as defined below) with Dr. Stacy Lindborg does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 3 to Offer Letter Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

The description of the Kern Separation Agreement (as defined below) with Dr. Ralph Kern does not purport to be complete and is qualified in its entirety by the full text of the Kern Separation Agreement, a copy of which is filed hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment No. 3 to Stacy Lindborg’s Offer Letter Agreement

On January 3, 2023, Brainstorm Cell Therapeutics Inc. (the “Company”) and Dr. Stacy Lindborg entered into an amendment (the “Lindborg Amendment”) to Dr. Lindborg’s offer letter agreement (the “Lindborg Agreement”). Pursuant to the Lindborg Amendment, Dr. Lindborg will be appointed to the position of Co-Chief Executive Officer of the Company. In connection with her appointment, and pursuant to the Lindborg Amendment, Dr. Lindborg will receive a Base Salary (as defined in the Lindborg Agreement) of $500,000. Dr. Lindborg will also be eligible to receive (i) an annual merit performance increase of 5% of her Base Salary, which shall be effective as of January 1 of every year, (ii) an annual cash bonus of 40% of the Base Salary, and (iii) a one-time bonus in the form of an equity grant (the “Equity Grant”) of up to 250,000 shares of restricted common stock of the Company, $0.00005 par value per share (“Common Stock”) under the Company’s 2014 Stock Incentive Plan (or any successor or other equity plan then maintained by the Company). The Equity Grant shall vest as to twenty-five percent (25%) of the award on each of the first, second, third and fourth anniversary of the date of grant, provided Dr. Lindborg remains continuously employed by the Company from the date of grant through each applicable vesting date. The Equity Grant shall be subject to accelerated vesting upon a Change of Control (as defined in the Lindborg Agreement and Lindborg Amendment) of the Company, subject to Board approval. In the event of Dr. Lindborg’s termination of employment, any portion of the Equity Grant that is not yet vested (after taking into account any accelerated vesting) shall automatically be immediately forfeited to the Company, without the payment of any consideration to Dr. Lindborg. In the event that the Company terminates the Lindborg Agreement or the Executive’s employment without cause or if Dr. Lindborg terminates the Agreement or employment with good reason, the Company shall pay Dr. Lindborg an amount equal to six months of the Base Salary, subject to delivery and execution of a full and general waiver and release to the Company. If within six months of a Change in Control Dr. Lindborg’s employment is terminated without cause or due to disability or death, the Company shall provide an amount equal to 12 months of the Base Salary, any portion of bonus compensation that Dr. Lindborg would otherwise be entitled to receive, and accelerated vesting of the Equity Grant as described above, subject to delivery and execution of a full and general waiver and release to the Company.

Ralph Kern Separation Agreement

On January 3, 2023, the Company and Dr. Ralph Kern entered into a separation agreement (the “Kern Separation Agreement”). Effective as of January 3, 2023, the Kern Separation Amendment terminates the employment agreement previously entered into between the Company and Dr. Kern on February 28, 2017. The Kern Separation Agreement provides, among other things, that Dr. Kern shall be eligible to receive, in exchange for agreeing and complying with the terms of the Kern Separation Agreement, including the release it contains, (i) a payment of $250,000, payable within 90 days of January 20, 2023 (the “Kern Separation Date”), (ii) a grant of 150,000 non-restricted shares of Common Stock, which shall be granted 90 days after the Kern Separation Date, and (iii) a payment of $125,000 as prorated annual bonus compensation, payable within 30 days of the Kern Separation Date. In addition, all unvested equity and/or equity-based awards that would have vested during the six months following the Kern Separation Date shall vest immediately upon the Kern Separation Date and be treated as described in the preceding sentence.

Effective as of the Kern Separation Date, Dr. Kern will become a member of the Company’s Scientific Advisory Board, which advises the management team on scientific matters such as research, clinical trials and drug development. In connection with Dr. Kern’s appointment to the Scientific Advisory Board, the Company will enter into a consulting agreement (the “Kern Consulting Agreement”), effective as of the Kern Separation Date, with Dr. Kern. Pursuant to the Kern Consulting Agreement, Dr. Kern will provide scientific advisory board consulting services to the Company for $450 per hour for up to ten hours each month, for an initial term of two years, unless earlier terminated in accordance with the terms of the Kern Consulting Agreement.

On January 4, 2023, the Company issued a press release announcing the promotion of Dr. Lindborg and the retirement of Dr. Kern, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3 to Offer Letter Agreement, dated January 3, 2023, between Brainstorm Cell Therapeutics Inc. and Dr. Stacy Lindborg.
10.2	Separation Agreement, effective January 20, 2023, between Brainstorm Cell Therapeutics Inc. and Dr. Ralph Kern.
99.1	Press release dated January 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: January 4, 2023	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer